Exhibit 1.1

CHINA MEDICAL TECHNOLOGIES, INC.

5,000,000 AMERICAN DEPOSITARY SHARES EACH REPRESENTING 10 ORDINARY SHARES,

PAR VALUE US$0.10 PER SHARE

FORM OF UNDERWRITING AGREEMENT

                    , 2005

UNDERWRITING AGREEMENT

                    , 2005

UBS AG

as Representative of the several Underwriters named in Schedule A hereto

52/F, Two International Finance Centre

8 Finance Street

Central, Hong Kong

Ladies and Gentlemen:

China Medical Technologies, Inc., a company incorporated under the laws of the Cayman Islands (the “Company”), proposes to issue and sell to the underwriters named in Schedule A hereto (the “Underwriters”), for whom you are acting as representative, an aggregate of 5,000,000 American Depositary Shares (the “Firm ADSs”), each representing 10 ordinary shares, par value US$0.10 per share, of the Company (each an “Ordinary Share” and each American Depositary Share, an “ADS”). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase up to an aggregate of additional 750,000 ADSs (the “Additional ADSs”). The Firm ADSs and the Additional ADSs are hereinafter collectively referred to as the “Offered ADSs”. Each reference to the Firm ADSs, the Additional ADSs or the Offered ADSs herein, unless the context otherwise required, also includes the Ordinary Shares underlying such ADSs.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (File No. 333-            ) including a prospectus relating to the Offered ADSs. The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses (each such preliminary prospectus, being herein called a “Preliminary Prospectus”) relating to the Offered ADSs. Except where the context otherwise requires, the registration statement, as amended when it became or becomes effective, including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430(A) under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, the F-6 Registration Statement (as defined below) and the 8-A Registration Statement (as defined below), is herein called the “Registration Statement,” and the prospectus, including all documents incorporated therein by reference (if any), in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the “Prospectus.” As used herein, “business day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

The Ordinary Shares to be represented by the Offered ADSs will be evidenced by American Depositary Receipts (the “ADRs”) to be issued pursuant to the Deposit Agreement dated as of             , 2005 (the “Deposit Agreement”) among the Company, Citibank, N.A., as depositary (the “Depositary”), and the holders and beneficial owners from time to time of the ADRs.

The Company and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to sell the Firm ADSs to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of Firm ADSs set forth opposite the name of such Underwriter in Schedule A hereto, subject to adjustment in accordance with Section 7 hereof, in each case at a purchase price of US$             per ADS. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm ADSs as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm ADSs upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm ADSs to be purchased by each of the Underwriters, all or a portion of the Additional ADSs as may be necessary to cover over-allotments made in connection with the offering of the Firm ADSs, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm ADSs. This option may be exercised by you on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Company. Such notice shall set forth the aggregate number of Additional ADSs as to which the option is being exercised, and the date and time when the Additional ADSs are to be delivered (such date and time being herein referred to as the “additional time of purchase”); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional ADSs to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional ADSs being purchased from the Company as the number of Firm ADSs set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm ADSs (subject, in each case, to such adjustment as you may determine to eliminate fractional ADSs), subject to adjustment in accordance with Section 7 hereof. No Additional ADSs shall be sold or delivered unless the Firm ADSs previously have been, or simultaneously are, sold and delivered.

2. Payment and Delivery. Payment of the purchase price for the Firm ADSs shall be made to the Company by Federal Funds wire transfer, against delivery of the certificates for the Firm ADSs to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on             , 2005 (unless another time shall be agreed to by you and the Company or unless terminated in accordance with the provisions of Section 6 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.” Electronic transfer of the Firm ADSs shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional ADSs shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm ADSs. Electronic transfer of the Additional ADSs shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 5 hereof with respect to the purchase of the Offered ADSs shall be made at the offices of Shearman & Sterling LLP, 12/F, Gloucester Tower, The Landmark, 11 Pedder Street, Central, Hong Kong, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm ADSs or the Additional ADSs, as the case may be.

3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has been declared effective under the Act; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company’s knowledge after due inquiry, are contemplated by the Commission; each Preliminary Prospectus, at the time of filing thereof, complied in all material respects to the requirements of the Act and did not, as of its date, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement complied when it became effective, complies and will comply, at the time of purchase and any additional time of purchase, in all material respects with the requirements of the Act and the Prospectus will comply, as of its date and at the time of purchase and any additional times of purchase, in all material respects with the requirements of the Act and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; the conditions to the use of Form F-1 have been satisfied; the Registration Statement did not when it became effective, does not and will not, at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus will not, as of its date and at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in any Preliminary Prospectus, the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in such Preliminary Prospectus, the Registration Statement or the Prospectus; and the Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Offered ADSs other than the Registration Statement, the Preliminary Prospectus and the Prospectus;

(b) a registration statement on Form F-6 (No. 333-            ) relating to the Offered ADSs has been filed with the Commission (such registration statement, including all exhibits thereto, as amended at the time such registration statement becomes effective, being hererinafter referred to as the “F-6 Registration Statement”); no stop order of the Commission preventing or suspending the effectiveness of the F-6 Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company’s knowledge after due inquiry, are contemplated by the Commission; the F-6 Registration Statement complied as of its effective date, complies and will comply, at the time of purchase and any additional time of purchase, and each amendment or supplement thereto, when it is filed with the Commission or becomes effective, as the case may be, will comply, in all material respects, with the applicable requirements of the Act, and did not, when it became effective, does not and will not, at the time of purchase and any additional time of purchase, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(c) a registration statement on Form 8-A (No. 1-            ) relating to the registration of the Ordinary Shares and the Offered ADSs has been filed with the Commission, has been declared effective under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) and the Ordinary Shares and the Offered ADSs have been duly registered under the Exchange Act pursuant to such registration statement. The various parts of such registration statement on Form 8-A for the registration of the Ordinary Shares and the Offered ADSs, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, are hereinafter called the “8-A Registration Statement”; no stop order of the Commission preventing or suspending the effectiveness of the 8-A Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company’s knowledge after due inquiry, are contemplated by the Commission; the 8-A Registration Statement, conformed when it became effective, conforms and will conform, at the time of purchase and any additional time of purchase in all material respects to the requirements of the Exchange Act and did not, when it became effective, does not and will not, at the time of purchase and any additional time of purchase contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the section of the Registration Statement and the Prospectus entitled “Capitalization” under the caption “Actual” and, upon the issuance and sale of the Firm ADSs, the Company shall have an authorized and outstanding capitalization as set forth under the caption “As Adjusted”; all of the issued and outstanding share capital of the Company have been duly authorized and validly issued, are fully paid and non-assessable, are subject to no security interest, other encumbrance or adverse claims, and have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

(e) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Cayman Islands, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Offered ADSs as contemplated herein;

(f) the Company is duly qualified to do business and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, condition (financial or otherwise), results of operation or prospects of the Company and its Subsidiaries (as defined below) (a “Material Adverse Effect”);

(g) the Company has no direct or indirect subsidiaries (as defined in Regulation S-X under the Act) other than the entities named in Schedule B hereto (collectively, the “Subsidiaries” and each a “Subsidiary”); the Company owns all of the issued and outstanding equity interest in each Subsidiary; other than its equity interest in each Subsidiary, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of the memorandum and articles of association or other constitutional documents of the Company and each Subsidiary and all amendments thereto have been delivered to you, and except as set forth in the exhibits to the Registration Statement no changes therein will be made subsequent to the date hereof and prior to the time of purchase or, if later, the additional time of purchase; each Subsidiary has been duly incorporated and is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; each Subsidiary is duly qualified to do business and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding equity interest of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into equity interest in any Subsidiary are outstanding;

(h) (i) there are no material relationships or transactions between the Company or any of the Subsidiaries on one hand and their respective 5% or greater shareholders, affiliates, directors or officers, or any affiliates or members of the immediate families of such persons, on the other hand which are not disclosed in the Registration Statement and the Prospectus;

(ii) all corporate action on the part of the Company and its officers, directors, shareholders and affiliates, and all shareholder action, necessary for the authorization, execution and delivery of the documents in connection with the “Private placements” under the section entitled “Related party transactions” of the Registration Statement, the performance of all obligations of the Company thereunder, have been duly taken, and such transactions, and the performance of the Company’s obligations thereunder, do not contravene any applicable law or regulation;

(iii) all corporate action on the part of the Company and its officers, directors, shareholders and affiliates, and all shareholder action, necessary for the authorization, execution and delivery of the documents in connection with “Transactions with GE” under the section entitled “Related party transactions” of the Registration Statement and the performance of all obligations of the Company thereunder, have been duly taken, and such transactions, and the performance of the Company’s obligations thereunder, do not contravene any applicable law or regulation;

(iv) all corporate action on the part of the Company and its officers, directors, shareholders and affiliates, and all shareholder action, necessary for the authorization, execution and delivery of the documents in connection with the “Transactions with Beijing Weixiao” under the section entitled “Related party transactions” of the Registration Statement and the performance of all obligations of the Company thereunder, have been duly taken, and such transactions, and the performance of the Company’s obligations thereunder, do not contravene any applicable law or regulation;

(v) all corporate action on the part of the Company and its officers, directors, shareholders and affiliates, and all shareholder action, necessary for the authorization, execution and delivery of the documents in connection with the “Shareholders agreement” and “Registration rights” under the section entitled “Related party transactions” of the Registration Statement and the Share Subscription Agreement dated as of January 19, 2005 among the Company and the parties named therein, and the performance of all obligations of the Company thereunder, have been duly taken, and such transactions, and the performance of the Company’s obligations thereunder, do not contravene any applicable law or regulation;

(vi) the entering into, and the consummation of the transactions contemplated in, the Assets Transfer Agreement, dated January 18, 2005 (the “Restated Asset Transfer Agreement”), by and between Beijing Yuande Bio Medical Engineering Co., Ltd. (“YDME”) and Beijing Weixiao Biological Technology Development Co., Ltd. (“Beijing Weixiao”) in connection with the acquisition of the ECLIA technology as described in the Prospectus has superceded and nullified all the previous oral and written agreements, contracts, understandings and communications (including, among others, the Asset Transfer Agreement (the “Asset Transfer Agreement”) dated July 2, 2004 and the Supplementary Agreement to the Asset Transfer Agreement (the “Supplementary Agreement”) dated August 31, 2004, each by and between YDME and Beijing Weixiao); the Asset Transfer Agreement and the Supplementary Agreement shall be void as of the signed date of the Restated Asset Transfer Agreement whether they had been performed in part or not; all necessary steps for transactions contemplated in the Restated Asset Transfer Agreement have being taken and all consents required from respective parties have been obtained and are in full force and effect; the Restated Asset Transfer Agreement constitutes a legal, valid and binding obligation of each of YDME and Beijing Weixiao, enforceable against each of YDME and Beijing Weixiao, in accordance with its terms; if applicable, all governmental approvals, consents, registrations, filings and all necessary steps required in the PRC for the transactions contemplated in the Restated Asset Transfer Agreement have been obtained, made and taken and are in full force and effect; the performance of, or partial performance thereof, the Asset Transfer Agreement and the Supplementary Agreement by each of YDME and Beijing Weixiao will not affect, jeopardize or otherwise limit the legality, validity and the enforceability of the Restated Asset Transfer Agreement.

(i) the Ordinary Shares underlying the Firm ADSs and any Additional Firm ADSs have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; upon payment of the purchase price in accordance with this Agreement at the time of purchase and any additional time of purchase, the Depositary or its nominee, as the registered holder of the Ordinary Shares represented by the Offered ADSs, will be entitled to all the rights of a shareholder conferred by the Memorandum of Association and Articles of Association of the Company, and the Depositary or its nominee will acquire, subject to the terms of the Deposit Agreement, valid and unencumbered title to the Ordinary Shares represented by the Offered ADSs and the Underwriters will acquire valid and unencumbered title to the Offered ADS; there are no restrictions on transfers of Ordinary Shares or the Offered ADSs, as the case may be, except as disclosed in the Prospectus and subject to the terms and provisions of the Deposit Agreement, under the laws of the Cayman Islands or the State of New York, as the case may be; the Ordinary Shares represented by the Offered ADSs may be freely deposited by the Company with the Depositary or its nominee against issuance of ADRs evidencing the Offered ADSs as contemplated by the Deposit Agreement. Neither the filing of the Registration Statement nor the offering or sale of the Offered ADSs as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares in the capital of the Company.

(j) the share capital of the Company, including the Ordinary Shares underlying the Offered ADSs, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus and the ADRs evidencing the Offered ADSs are in due and proper form and the holders of the ADRs will not be subject to personal liability by reason of being such holders;

(k) the Registration Statement, the Preliminary Prospectus, the Prospectus, the F-6 Registration Statement, the 8-A Registration Statement, and the filing of the Registration Statement, the Prospectus the F-6 Registration Statement and the 8-A Registration Statement with the Commission have each been duly authorized by and on behalf of the Company, and the Registration Statement, the F-6 Registration Statement and the 8-A Registration Statement have each been duly executed pursuant to such authorization by and on behalf of the Company;

(l) this Agreement has been duly authorized, executed and delivered by the Company;

(m) the Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to enforceability to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; upon due issuance by the Depositary of the ADRs evidencing the Offered ADSs against the deposit of the underlying Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Prospectus; upon the sale and delivery to the Underwriters of the Offered ADSs, and payment therefor, pursuant to this Agreement, the Underwriters will acquire good, marketable and valid title to such Offered ADSs, free and clear of all pledges, liens, security interest, charges, claims or encumbrances of any kind;

(n) neither the Company nor any Subsidiary is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under (i) its respective charter documents, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness that is material to the Company and its Subsidiaries, taken as a whole, or give the holder of any such indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness) or (iii) any license, lease, contract or other agreement or instrument that is material to the Company and its Subsidiaries, taken as a whole, to which the Company or any Subsidiary is a party or by which any of them or any of their properties may be bound or affected, and the execution, delivery and performance of this Agreement and the Deposit Agreement, the issuance and sale of the Offered ADSs, the deposit of the Ordinary Shares with the Depositary and the issuance of the ADRs evidencing the Offered ADSs, the compliance by the Company with all of the provisions of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated hereby and in the Deposit Agreement will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) the charter documents of the Company or any Subsidiary, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness that is material to the Company and its Subsidiaries, taken as a whole, or any license, lease, contract or other agreement or instrument that is material to the Company and its Subsidiaries, taken as a whole, to which the Company or any Subsidiary is a party or by which any of them or any of their respective properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary;

(o) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Offered ADSs, or the consummation by the Company of the transactions contemplated hereby, other than registration of the Offered ADSs under the Act, which has been effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Offered ADSs are being offered by the Underwriters or under the rules and regulations of the NASD, all of which have been made and are in full force and effect as of the date hereof and no such governmental authorization has been withdrawn or is subject to any condition precedent which has not been fulfilled or performed;

(p) except as set forth in the Registration Statement and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any Ordinary Shares or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Ordinary Shares or other equity interests of the Company, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Offered ADSs, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Offered ADSs as contemplated thereby or otherwise; except as set forth in the Registration Statement and the Prospectus, no person has the right, contractual or otherwise, to cause the Company to register under the Act any Ordinary Shares or other equity interests of the Company, or to include any such Ordinary Shares or equity interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Offered ADSs as contemplated thereby or otherwise;

(q) except as set forth in the Registration Statement and the Prospectus, each of the Company and the Subsidiaries has all necessary licenses, franchises, permits, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business; such licenses, franchises, permits, authorizations, consents and approvals contain no materially burdensome restrictions or conditions other than as described in the Prospectus; neither the Company nor any Subsidiary is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, franchises, permits, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any Subsidiary, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(r) all legal or governmental proceedings, related party transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

(s) there are no actions, suits, claims, investigations or proceedings pending or threatened or, to the Company’s knowledge after due inquiry, contemplated to which the Company or any Subsidiary or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby;

(t) KPMG, who have certified the financial statements filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants and have been registered with the Public Company Accounting Oversight Board of the United States, in each case as required by the Act;

(u) the audited financial statements included in the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; any pro forma financial statements or data included in the Registration Statement and the Prospectus comply with the requirements of Regulation S-X of the Act and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data set forth in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements or schedules (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus;

(v) subsequent to the date of the latest audited financial statements included in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the capital stock or outstanding indebtedness of the Company or any Subsidiary or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

(w) the Company has obtained for the benefit of the Underwriters the agreement (each, a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto or otherwise satisfactory to the Representative, of the directors, officers and security holders of the Company named in Schedule D hereto (it being understood and agreed among the parties hereto that the Lock-up Period (as defined in the Lock-up Agreement) with respect to Asset Managers Group and Neon Liberty Group shall be 270 days after the date of the final Prospectus);

(x) the Company is not and, immediately after giving effect to the offering and sale of the Offered ADSs and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(y) The Company does not expect to be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder for the taxable year ending March 31, 2006, and has no plan or intention to conduct its business in a manner that would be reasonably expected to result in the Company becoming a PFIC in the future under current laws and regulations.

(z) each of the Company and each Subsidiary has good and marketable title to all property (real and personal) described in the Registration Statement and in the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances; all the property described in the Registration Statement and the Prospectus as being held under lease by the Company or any Subsidiary is held thereby under valid, subsisting and enforceable leases; and no material default (or event which with notice or lapse of time, or both, would constitute such a default) by the Company or any Subsidiary has occurred and is continuing under any such leases;

(aa) YDME has good and marketable title to its high intensity focused ultrasound therapy system (the “HIFU Therapy System”), and luminescence immunoassay in-vitro diagnostics system using enhanced chemiluminescence technology (the “ECLIA Technology”) described in the Registration Statement and in the Prospectus as being owned by YDME, free and clear of all liens, claims, security interests or other encumbrances;

(bb) the Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”); (i) there are no third parties who have or, to the Company’s knowledge after due inquiry, will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company; (ii) there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the Company’s knowledge after due inquiry, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (iv) there is no pending or, to the Company’s knowledge after due inquiry, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (v) there is no pending or, to the Company’s knowledge after due inquiry, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such claim; and (vi) there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property;

(cc) The description of the intellectual property matters of the Company as set forth in the Registration Statement and the Prospectus does not and, as of the time of purchase and any additional time of purchase, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the patents and patent applications of the Company and its wholly-owned Subsidiaries (collectively, the “Patents”) include all issued patents and pending patent applications owned by the Company and YDME; the Company or YDME is the exclusive owner of all right, title and interest in and to each of the Patents, and the Company or YDME has a valid right to use each of the Patents as currently used or as currently contemplated to be used by the Company, in each case, as described in the Prospectus. All such Patents have been properly prepared as to form and have been assigned solely to the Company or YDME, which assignments are either recorded in and proclaimed by the State Intellectual Property Office of the People’s Republic of China and/or other relevant PRC intellectual property administrative authority (collectively, the “PRC Intellectual Property Authority”) or other foreign patent office, as applicable, or have been submitted for recording in the PRC Intellectual Property Authority or other foreign patent office, as applicable; and each such pending Patent is being diligently prosecuted by the Company or YDME. To the extent that a Patent was acquired by the Company or YDME pursuant to an assignment, such assignment is valid, binding and enforceable, and all PRC governmental approvals in respect of such assignment have been validly obtained and are in full force and effect; the Patents have been duly maintained and are in full force and in effect; none of the Patents has been adjudged invalid or unenforceable in whole or in part; no actions or claims have been asserted or, to the best knowledge of the Company after due inquiry, are pending or threatened against the Company or any Subsidiary (i) based upon or challenging or seeking to deny or restrict the use by the Company or any Subsidiary of any of the Patents, or (ii) alleging that any services provided by, processes used by, or products manufactured or sold by the Company or any Subsidiary infringe, misappropriate or violates any intellectual property right of any third party, or (iii) alleging that an assignment to the Company or YDME of any Patent right is invalid; the operation of the Company’s business and the use of the technologies covered by the Patents do not infringe, misappropriate or violate any intellectual property right of any third party; and no Patents is subject to any outstanding decree, order, injunction, judgment, proceeding or ruling restricting the use of such Patent that would impair the validity or enforceability of such Patent; there is no existing PRC patent that would invalidate (a) the claims of any issued Patent or (b) any pending Patent if claims of such pending Patent was issued in substantially the same form as currently written; to the best knowledge of the Company, no person or entity is engaging in any activity that infringes, misappropriates or violates the Patents; no security interests or other liens have been created with respect to any of the Patents.

(dd) neither the Company nor any Subsidiary is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge after due inquiry, threatened against the Company or any Subsidiary before any competent governmental agency, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge after due inquiry, threatened against the Company or any Subsidiary and (C) no union representation dispute currently existing concerning the employees of the Company or any Subsidiary, and (ii) to the Company’s knowledge after due inquiry, (A) no union organizing activities are currently taking place concerning the employees of the Company or any Subsidiary and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any other applicable law or regulation concerning the employees of the Company or any Subsidiary;

(ee) the Company and the Subsidiaries and their respective properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge after due inquiry, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any Subsidiary (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(ff) there are no pending actions, suits, inquiries, investigations or proceedings before or brought by an court or governmental agency or body, domestic or foreign, against or affecting the Company, or any Subsidiary, or any of their respective properties, that, if determined adversely to the Company or any Subsidiary, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Deposit Agreement or the ability of the Company to perform its obligations hereunder or thereunder, or which are otherwise material in the context of the sale of the Offered ADSs; and no such actions, suits or proceedings are threatened or, to the Company’s knowledge, contemplated;

(gg) all tax returns required to be filed by the Company and each Subsidiary have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided; all local and national PRC governmental tax waivers and other local and national PRC tax relief, concession and preferential treatment are valid, binding and enforceable and do not violate any provision of any law or statute or any order, rule or regulation of any local or national governmental authority;

(hh) each of the Company and its Subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate and as previously disclosed to the Underwriters; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice in China to protect the Company and its Subsidiaries and their businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase;

(ii) neither the Company nor any Subsidiary has sustained since the date of the last audited financial statements included in the Registration Statement and the Prospectus any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;

(jj) the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge after due inquiry, any other party to any such contract or agreement;

(kk) each of the Company and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; since the date of the latest audited financial statements included in the Registration Statement and the Prospectus, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(ll) the Company’s disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act) is effective; no material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;

(mm) any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(nn) neither the Company nor any Subsidiary nor, to the Company’s knowledge after due inquiry, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus;

(oo) neither the Company nor any Subsidiary nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Ordinary Shares or the Offered ADSs;

(pp) to the Company’s knowledge after due inquiry, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater securityholders;

(qq) the Company is a “foreign private issuer” within the meaning of Rule 405 under the Act;

(rr) except as disclosed in the Prospectus, under the laws and regulations of each of the PRC and the Cayman Islands, no transaction, stamp, capital or other issuance, registration or transfer taxes or duties are payable in the PRC and the Cayman Islands by or on behalf of the Underwriters to any PRC or Cayman Islands taxing authority in connection with (i) the issuance, sale and delivery of the Ordinary Shares represented by the Offered ADSs by the Company, the issuance of the Offered ADSs by the Depositary, and the delivery of the Offered ADSs to or for the account of the Underwriters, (ii) the initial sale and delivery by the Underwriters of the Offered ADSs to purchasers thereof, (iii) the holding or transfer of the Offered ADSs outside the Cayman Islands, (iv) the deposit of the Ordinary Shares with the Depositary and the Custodian (as defined in the Deposit Agreement) and the issuance and delivery of the ADRs evidencing the offered ADSs, or (v) the execution and delivery of this Agreement or the Deposit Agreement;

(ss) the choice of laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and the PRC. The Company has the power to submit, and pursuant to Section 11 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 11 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized, the Authorized Agent (as defined in Section 11 hereof) for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement or the Offered ADSs in any New York Court, and service of process effected on such Authorized Agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 11 hereof;

(tt) neither the Company, or any Subsidiary nor any of their respective properties, assets or revenues has any right of immunity under Cayman Islands, PRC or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, PRC, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, or any Subsidiary or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 11 of this Agreement;

(uu) any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and the Deposit Agreement would be recognized and enforced by Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation; provided that (i) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (ii) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Cayman Islands, (iii) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (iv) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court; it is not necessary that this Agreement, the Deposit Agreement, the Prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands or the PRC;

(vv) neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company has, directly or indirectly, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated any provision of the United States Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(ww) there are no contracts or documents that are required to be described in the Registration Statement, the F-6 Registration Statement or the Prospectus or to be filed as exhibits thereto that have not been so described and filed as required;

(xx) the section entitled “Management’s discussion and analysis of financial condition and results of operations” in the Prospectus accurately and fully describes (i) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments; (ii) judgments and uncertainties affecting the application of critical accounting policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof;

(yy) the Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Prospectus and have consulted with its legal advisers and independent accountants with regards to such disclosure;

(zz) the Prospectus fairly and accurately describes (i) all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would be materially affect its liquidity and are reasonably likely to occur; and (ii) neither the Company nor any Subsidiary is engaged in any transactions with, or have any obligations to, its unconsolidated entities (if any) that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or any Subsidiary, including, without limitation, structured finance entities and special purpose entities, or otherwise engage in, or have any obligations under, any off-balance sheet transactions or arrangements. As used herein, the phrase “reasonably likely” refers to a disclosure threshold lower than “more likely than not”;

(aaa) the Company, each Subsidiary and the officers and directors of the Company and the Subsidiaries, in their capacities as such, are in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”) and the corporate governance rules of The Nasdaq National Market that foreign private issuers listing on The Nasdaq National Market are required to be in compliance with prior to the time of purchase;

(bbb) each holder of ADRs evidencing ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADRs in a direct suit, action or proceeding against the Company;

(ccc) the statements set forth in the Prospectus under the captions “Description of Share Capital” and “Description of American Depositary Receipts”, insofar as they purport to constitute a summary of the terms of the Ordinary Shares and the ADSs, respectively, and under the captions “Taxation”, “Underwriting”, “Enforceability of civil liabilities” and “Regulation”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(ddd) other than as set forth in the Prospectus, no governmental approvals are currently required in the Cayman Islands in order for the Company to pay dividends or other distributions declared by the Company to holders of Ordinary Shares, including the Depositary and holders of ADSs, or for the conversion by the Depositary of any dividends paid in U.S. dollars or the repatriation thereof out of the Cayman Islands and no other withholding or other taxes under the laws and regulations of the Cayman Islands will be imposed in connection with the declaration and payment by the Company of dividends and other distributions in respect of shares of its capital stock;

(eee) The entering into and performance or enforcement of this Agreement in accordance with its terms will not subject the Underwriters to a requirement to be licensed or otherwise qualified to do business in the Cayman Islands or in the PRC, nor will the Underwriters be deemed to be resident, domiciled, carrying on business through an establishment or place in the Cayman Islands or in the PRC or in breach of any laws or regulations in the Cayman Islands or in the PRC by reason of the entering into, performance or enforcement of this Agreement;

(fff) the Company has not, either alone or with one or more persons, bid for purchase or will bid for or purchase, for any account in which the Company has a beneficial interest, any Offered ADSs or other Ordinary Shares or any right to purchase any Offered ADSs or other Ordinary Shares during the applicable restricted period as such term is defined in Regulation M, nor has the Company made or will make bids or purchases for the purpose of creating actual or apparent active trading in, or of raising the price of, the Offered ADSs or other Ordinary Shares which is designed to or which has constituted, or which might reasonably be expected to cause or result in, manipulation of the price of any security of the Company;

(ggg) except for payments provided in this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Offered ADSs;

(hhh) except as disclosed in the Prospectus, under current laws and regulations of the Cayman Islands, all dividends and other distributions declared and payable on the Ordinary Shares represented by the Offered ADSs may be paid by the Company to the holder thereof in United States dollars and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under current laws and regulations of the Cayman Islands or any taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any taxing authority thereof or therein;

(iii) except as disclosed in the Prospectus, none of the members of the Company’s board of directors or management own, directly or indirectly, any shares of capital stock of, or equity interest in, or any rights, warrants or options to acquire, or instruments or securities convertible into or exchangeable for, any shares of capital stock of, or direct interests in, the Company or YDME; and

In addition, any certificate signed by any officer of the Company or YDME and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Offered ADSs shall be deemed to be a representation and warranty by the Company or YDME, as the case may be, as to matters covered thereby, to each Underwriter.

4. Certain Covenants of the Company. The Company hereby agrees:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Offered ADSs for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Offered ADSs; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Offered ADSs); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered ADSs for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) to make available to the Underwriters in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Offered ADSs, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the Offered ADSs may be sold, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when the Registration Statement and any such post-effective amendment thereto has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rule);

(d) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the F-6 Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or the F-6 Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, the F-6 Registration Statement or the Prospectus and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing;

(e) subject to Section 4(d) hereof, to file promptly all reports and any definitive report, statement and other document required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered ADSs; and to provide you with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to promptly notify you of such filing;

(f) if the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(g) to advise the Representative promptly of the happening of any event within the time during which a prospectus relating to the Offered ADSs is required to be delivered under the Act which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 4(d) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

(h) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than                     , 2005;

(i) to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, shareholders’ equity and cash flow of the Company and YDME for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants);

(j) to furnish to you two copies of the Registration Statement and the F-6 Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(k) to furnish to you promptly and, upon request, to each of the other Underwriters for a period of two years from the date of this Agreement (i) copies of any reports, statements, or other communications which the Company shall send to its shareholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 20-F and 6-K, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (iv) such other information as you may reasonably request regarding the Company or any Subsidiary;

(l) to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and YDME which have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 5(h) hereof;

(m) to apply the net proceeds from the sale of the Offered ADSs in the manner set forth under the caption “Use of Proceeds” in the Prospectus; the Company will not use, and will cause the Subsidiaries not to use, the proceeds from the sale of any Ordinary Shares or ADSs, directly or indirectly, for any purpose or activity that would cause the Underwriters or any purchaser of the Ordinary Shares or ADSs, by virtue of their purchasing or holding any Ordinary Shares or ADSs, to be in violation of the Trading With the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or in connection with business, operations or contracts with the Governments or with any person or entity of the Balkans, Burma (Myanmar), Cuba, Iraq, Iran, Libya, Liberia, North Korea, Sudan, Zimbabwe or any person or entity that is subject to sanctions under any program administered by the Office of Foreign Assets Control of the United States Treasury Department;

(n) to pay or reimburse the relevant parties, as the case may be, for all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Offered ADSs including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Offered ADSs to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Offered ADSs for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Offered ADSs on any securities exchange or qualification of the Offered ADSs for quotation on The Nasdaq National Market and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Offered ADSs by the NASD, including the legal fees and filing fees and other disbursements of counsel to the Underwriters, (vii) the fees and disbursements of any transfer agent or registrar for the Offered ADSs, (viii) the costs and expenses relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Offered ADSs to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, all travel, lodging and other expenses (including those incurred by UBS), and the cost of any aircraft chartered in connection with the road show, (ix) the fees and disbursements of KPMG (including fees and disbursements relating to the preparation and audit of the financial statements included in the Registration Statement and the Prospectus and the provision of the comfort letters to be given to the Underwriters pursuant to this Agreement) and other professional advisers of the Company, and (x) the performance of the Company’s other obligations hereunder;

(o) not to, and not to announce its intention to, directly or indirectly, (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) or cause to be declared effective a registration statement under the Act relating to, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of the Exchange Act or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of (each such action, a “Disposition”), any Ordinary Shares or ADSs or securities convertible into or exchangeable or exercisable for Ordinary Shares or warrants or other rights to purchase Ordinary Shares or ADSs or any other securities of the Company that are substantially similar to Ordinary Shares or ADSs (collectively, the “Securities”) whether any such Deposition is to be settled by delivery of Ordinary Shares, ADSs or such other securities, in cash or otherwise, for a period of 180 days after the date hereof (the “Lock-Up Period”), in each case, without the prior written consent of the Representative, except for (i) the registration of the Offered ADSs and the sales to the Underwriters pursuant to this Agreement, (ii) the issuance of Ordinary Shares upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectus, and (iii) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to the Company’s stock option plan as described in the Registration Statement and the Prospectus; the foregoing is expressly agreed to preclude the Company from engaging in any hedging or other transaction which is designed or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, without the prior written consent of the Representative, even if such Securities would be disposed of by a person other than the Company (it being understood that such prohibited hedging or other transactions include without limitation, any short sale or purchase, sale or grant of any right (including any put or call option) with respect to any Securities or with respect to any securities (other than a broad based market basket or index) that includes, relates to or derives any significant part of its value from the Securities; provided that, if (1) during the period commencing on the date that is 15 calendar days plus 3 business days before the last day of the Lock-up Period, and ending on the last day of the Lock-up Period, the Company issues a earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, the restrictions imposed by this section shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the issuance of the earnings release or the material news or material event occurs;

(p) to use its best efforts to effect and maintain the quotation of the Offered ADSs on the Nasdaq National Market and to file with The Nasdaq National Market all documents and notices required of non-U.S. companies that are quoted on The Nasdaq National Market;

(q) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Ordinary Shares;

(r) if the Offered ADSs are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 7 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, in addition to paying the amounts described in Section 4(n) hereof, to reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel;

(s) to file with the NASD, The Nasdaq National Market, the Commission and any other governmental or regulatory agency, authority or instrumentality in the Cayman Islands, the United States, the PRC, as may be required, such reports, documents, agreements and other information which the Company may from time to time be required to file, including those relating to the implementation and payment of dividends or other distributions on the Offered ADSs;

(t) is not, and after giving effect to the offering and sale of the Firm ADSs, any Additional Firm ADSs and the Ordinary Shares represented thereby and the application of the proceeds thereof as described in the Prospectus will not be, be or become, an “investment company” as defined in the Investment Company Act;

(u) not to (and to use its best efforts to cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company;

(v) (i) not to attempt to avoid any judgment obtained by it or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering of the Offered ADSs, to use its best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares; and (iii) to use its best efforts to obtain and maintain all approvals required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes;

(w) to comply with the terms of the Deposit Agreement, including without limitation, the covenants set forth in the Deposit Agreement;

(x) to indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered ADSs and on the execution and delivery of this Agreement; to make all payments to be made by the Company hereunder without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges, in which event, to pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made;

(y) upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the ADSs (the “License”); provided, however, that the License is granted without any fee and may not be assigned or transferred to any person other than affiliates of such Underwriter; and

(z) to comply with the Sarbanes-Oxley Act, and to use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with the Sarbanes-Oxley Act;

(aa) to file with the Commission such information on Form 20-F as may be required by Rule 463 under the Act; and

(bb) the Company acknowledges and agrees that each of the Underwriters is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering and sale of the Offered ADSs contemplated hereby (including in connection with determining the terms of such offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representative nor any of the other Underwriters is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering and sale of the Offered ADSs or the process leading thereto (irrespective of whether such Representative or Underwriter has advised or is advising the Company on other matters). The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or any other person with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions has been and shall be performed solely for the benefit of the Underwriters and not on behalf of or for the benefit of the Company.

5. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the time of purchase and at each additional time of purchase, if any, the performance by the Company of their obligations hereunder and to the following additional conditions precedent:

(a) The Company shall furnish to you at the time of purchase and at each additional time of purchase, if any, an opinion of Latham & Watkins LLP, United States counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance satisfactory to the Underwriters, stating that:

(i) Assuming this Agreement has been duly authorized, executed and delivered by the Company in accordance with the laws of the Cayman Islands, this Agreement has been duly executed and delivered by the Company.

(ii) Assuming the Deposit Agreement has been duly authorized, executed and delivered by the Company in accordance with the laws of the Cayman Islands, the Deposit Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except that the enforcement thereof may be subject to (a) bankruptcy, insolvency, reorganization and other laws of general applicability now or hereinafter in effect relating to or affecting creditors’ rights generally, (b) general equity principles and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (c) an implied covenant of good faith and fair dealing, and except as to rights of indemnification and contribution, if any, may be limited by principles of public policy and applicable law.

(iii) Assuming due authorization, execution and delivery by the Company in accordance with the laws of the Cayman Islands, the share subscription agreement, the shareholders agreement and the registration rights agreement, each dated January 19, 2005, entered into among the Company and the parties named therein have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by the other parties thereto, constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except that the enforcement thereof may be subject to (a) bankruptcy, insolvency, reorganization and other laws of general applicability now or hereinafter in effect relating to or affecting creditors’ rights generally, (b) general equity principles and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (c) an implied covenant of good faith and fair dealing, and except as to rights of indemnification and contribution, if any, may be limited by principles of public policy and applicable law.

(iv) Upon the due issuance by the Depositary of the Offered ADSs evidenced by ADRs against the deposit of Ordinary Shares in accordance with the terms of the Deposit Agreement, the Offered ADSs will be validly issued and persons in whose names such ADRs are duly registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Prospectus.

(v) The execution and delivery of this Agreement and the Deposit Agreement by the Company, and the performance of the Company’s obligations hereunder and thereunder (including the deposit of Ordinary Shares represented by the Offered ADSs with the Depositary or its nominee against the issuance of the Offered ADSs delivered or to be delivered under the terms of the Deposit Agreement and the sale and delivery of the Offered ADSs and the Ordinary Shares represented by such Offered ADSs by the Company) do not violate any federal or New York statute, rule or regulation, and do not result in the breach of or a default under any agreement that is known to us and that is governed by the U.S. federal laws or the laws of the State of New York and to which the Company or any of its subsidiaries is a party.

(vi) Each of the Registration Statements (including the F-6 Registration Statement and the 8-A Registration Statement) has become effective under the Act or the Exchange Act, as the case may be, and, to the best of such counsel’s knowledge after due inquiry, no stop order suspending the effectiveness of any Registration Statement has been issued under the Act and no proceedings therefor have been initiated by or, to the best of such counsel’s knowledge after due inquiry, are contemplated by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) under the Act has been made in accordance with Rule 424(b) under the Act.

(vii) Each of the Registration Statements, as of the date it became effective and the date of this Agreement, and the Prospectus, as of its date, the time of purchase and any additional time of purchase, complied as to form in all material respects with the applicable requirements for such Registration Statement on Form F-1 and Form F-6 under the Act, and Form 8-A under the Exchange Act, and the rules and regulations of the Commission thereunder; it being understood, however, that such counsel expresses no opinion with respect to Regulation S-T or the financial statements, schedules or other financial data included in, or omitted from, the Registration Statements or the Prospectus. In passing upon the compliance as to form of the Registration Statements and the Prospectus, such counsel has assumed that the statements made therein are correct and complete.

(viii) The statements set forth in the Prospectus under the captions “Description of American depositary shares,” “Shares eligible for future sale,” “Taxation—United States Federal Taxation,” “Underwriting” and “Enforceability of civil liabilities,” insofar as they purport to describe or summarize certain provisions of the agreements, or matters of federal laws or New York laws, referred to therein, are fair and accurate descriptions or summaries in all material respects.

(ix) No consent, approval, authorization, order, registration or qualification of or filing with any federal or New York governmental or regulatory agency or body, or, to our knowledge after due inquiry, any federal or New York court is required for the sale of the Offered ADSs by the Company, or the compliance by the Company with all of the provisions of this Agreement and the Deposit Agreement, except for (a) the registration under the Act and the Securities Exchange Act of 1934, as amended, of the Offered ADSs, (b) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the ADSs by the Underwriters as contemplated in this Agreement, and (c) such as are required by the National Association of Securities Dealers.

(x) The Company is not and, after giving effect to the offering and sale of the Offered ADSs and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(xi) Under the laws of the State of New York relating to personal jurisdiction, (a) the Company has, under this Agreement and the Deposit Agreement, as applicable, validly and irrevocably submitted to the personal jurisdiction of any state or federal court located in the State of New York, County of New York in any action arising out of or relating to this Agreement or the Deposit Agreement and the transactions contemplated hereunder and thereunder and has validly, irrevocably and effectively waived any objection to the venue of a proceeding in any such court as provided in Section 11 of this Agreement, (b) its irrevocable appointment thereunder of CT Corporation Systems as its authorized agent for service of process is valid, legal and binding, and (c) service of process in the matter set forth in Section 11 of this Agreement and Section 7.6 of the Deposit Agreement, as applicable, is effective to confer valid personal jurisdiction over the Company.

(xii) Under the laws of the State of New York relating to choice of law, the Company has validly chosen New York law to govern its rights and duties under this Agreement and the Deposit Agreement, to the fullest extent permitted by law.

(xiii) To the best of our knowledge after due inquiry, there are no contracts, documents or franchises of a character required to be described in the Registration Statements or the Prospectus or to be filed as exhibits to the Registration Statements that are not described or filed as required.

(xiv) Upon indication by book entry that the Offered ADSs sold by the Company have been credited to a securities account maintained by the Representative at the Depository Trust Company or its nominee, and payment therefor in accordance with this Agreement, the Representative will acquire a securities entitlement (within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) on behalf of the several Underwriters with respect to such Offered ADSs and, under the UCC, an action based on an adverse claim (as defined in Section 8-102 of the UCC) to such securities entitlement, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may not be asserted against the Underwriters.

In rendering such opinion, Latham & Watkins LLP may rely upon the opinion of Walkers referred to in Section 5(b) as all matters governed by Cayman Islands law and the opinion of Guantao Law Firm referred to in Section 5(c) as all matters governed by PRC law.

In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except to the extent described in paragraph viii above, no facts came to such counsel’s attention that caused such counsel to believe that any of the Registration Statements, at the time it became effective and as of the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date, the time of purchase and any additional time of purchase, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel expresses no belief with respect to the financial statements, schedules, or other financial data included in, or omitted from, the Registration Statements or the Prospectus.

(b) The Company shall furnish to you at the time of purchase and at each additional time of purchase, if any, an opinion of Walkers, Cayman Islands counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters, stating that:

(i) The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands.

(ii) The Company has full corporate power and authority to own its property and assets and to carry on its business in accordance with its Memorandum and Articles of Association and as described in the Prospectus and to execute and deliver this Agreement and the Deposit Agreement and to perform its obligations under this Agreement and the Deposit Agreement.

(iii) The Company has the authorized and issued share capital as set forth under the caption “Actual” in the Section headed “Capitalization” in the Prospectus and, immediately after the issuance of the Ordinary Shares (as defined below), the Company will have the authorised and issued share capital as set forth under the caption “As Adjusted” therein. All of the issued share capital of the Company have been duly authorized and validly issued, are fully paid and non-assessable, are registered in the Company’s register of members as fully paid, and are not subject to any pre-emptive or similar rights or transfer restrictions or liens under Cayman Islands law or the Memorandum and Articles of Association. When allotted, issued and paid for and registered in the register of members as fully-paid, shares are considered to be legally issued and allotted, fully paid and non-assessable.

(iv) The Ordinary Shares to be issued and delivered in accordance with the terms of the Underwriting Agreement have been duly authorised and, when issued and delivered against payment therefore in accordance with the terms of this Agreement and Deposit Agreement, will be validly issued, fully paid and non-assessable, will be registered in the Company’s Register of Members as fully paid, conform to the description thereof contained in the Prospectus and will not be subject to any pre-emptive or similar rights or transfer restrictions or liens under Cayman Islands law or the Memorandum and Articles of Association. When allotted, issued and paid for and registered in the Register of Members as fully-paid, shares are considered to be legally issued and allotted, fully paid and non-assessable.

(v) In the event of the Company being wound up, the liability of the shareholders of the Company to contribute to the assets of the company is limited to the par value amount if any unpaid on their shares.

(vi) This Agreement and the Deposit Agreement have been duly authorized and executed and, when delivered by the Company, will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms.

(vii) The Share Subscription Agreement, the Shareholders Agreement and the Registration Rights Agreement, each dated January 19, 2005, entered into among the Company and the parties named thereon, have been duly authorized, executed and delivered by the Company.

(viii) So far as the law of the Cayman Islands is concerned, this Agreement and the Deposit Agreement are each in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company.

(ix) The execution, delivery and performance of this Agreement and the Deposit Agreement, the consummation of the transactions contemplated thereby and the compliance by the Company with the terms and provisions thereof do not:

(1) contravene any law, public rule or regulation of the Cayman Islands applicable to the Company which is currently in force; or

(2) contravene the Memorandum and Articles of Association of the Company.

(x) Neither the execution, delivery or performance of any of this Agreement nor the Deposit Agreement nor the consummation or performance of any of the transactions contemplated thereby by the Company, including the issue and sale of the Ordinary Shares by the Company pursuant to the Underwriting Agreement and the deposit of the Ordinary Shares with the Depositary (as defined in the Deposit Agreement) against issuance of the Offered ADSs pursuant to the Deposit Agreement, requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of any Cayman Islands governmental or judicial authority or agency.

(xi) The Registration Statements (including the Form F-1, the Form F-6 and the Form 8–A) and the Prospectus and the filing of the Registration Statements (including the Form F-1, the Form F-6 and the Form 8-A) and the Prospectus with the SEC have been duly authorised by the Company, and the Registration Statements (including the Form F-1, the Form F-6 and the Form 8-A) have been duly executed pursuant to such authorization by and on behalf of the Company.

(xii) The law chosen in each of this Agreement and the Deposit Agreement to govern its interpretation would be upheld as a valid choice of law in any action on that document in the courts of the Cayman Islands.

(xiii) The Company has executed an effective submission to the jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York (the “New York Courts” or, individually, a “New York Court”) in this Agreement and the Deposit Agreement and the waiver by the Company of any objection to the venue of a proceeding in a New York Court, pursuant to this Agreement and the Deposit Agreement, is legal valid and binding on the Company.

(xiv) There are no stamp duties (other than the stamp duties mentioned in qualification 2 in Schedule 3), income taxes, withholdings, levies, registration taxes, or other duties or similar taxes or charges now imposed, or which under the present laws of the Cayman Islands could in the future become imposed, in connection with:

(1) the execution or delivery of this Agreement and the Deposit Agreement or the performance by any of the parties of their respective obligations under this Agreement and the Deposit Agreement;

(2) the enforcement or admissibility in evidence of this Agreement and the Deposit Agreement or on any payment to be made by the Company or any other person pursuant to this Agreement and the Deposit Agreement; or

(3) the issuance and sale of the Ordinary Shares and the Offered ADSs by the Company pursuant to the terms of the Underwriting Agreement; or

(4) the deposit with the Custodian (as defined in the Deposit Agreement) as the registered holder of the Ordinary Shares; or

(5) the issue to the Custodian on behalf of the Depositary of the Ordinary Shares against the issuance of the Offered ADSs for the account of the Underwriters; or

(6) the sale and delivery outside of the Cayman Islands by the Underwriters of the Offered ADSs to the initial purchasers thereof; or

(7) the payment of dividends and other distributions declared and payable on Ordinary Shares and the payment of such dividends and other distributions by the Depositary or its nominee to holders of Offered ADSs pursuant to the Deposit Agreement.

(xv) The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

(xvi) None of the parties to this Agreement nor the Deposit Agreement (other than the Company), including the Underwriters (as defined in the Underwriting Agreement) is or will be deemed to be resident, domiciled or carrying on business in the Cayman Islands by reason only of the execution, delivery, performance or enforcement of this Agreement and the Deposit Agreement to which any of them is party.

(xvii) The statements in the Prospectus under “Risk Factors”, “Management’s discussion and analysis of financial condition and results of operations”, “Management”, “Enforceability of Civil Liabilities”, “Description of Share Capital” and “Taxation - Cayman Islands Taxation”, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, in each case to the extent, and only to the extent, governed by the laws of the Cayman Islands, are true and accurate, and fairly present or fairly summarize the matters referred to therein, as of the date of this opinion.

(xviii) A judgment obtained in a New York Court will be recognized and enforced in the courts of the Cayman Islands without any re-examination of the merits at common law, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, where the judgment is final and in respect of which the New York Court had jurisdiction over the defendant according to Cayman Islands conflict of law rules (for example (i) by virtue of the defendant being present in the foreign country when the proceeds were instituted, (ii) if the defendant was a claimant or counterclaimed in the proceedings in the foreign court, (iii) if the defendant submitted to the jurisdiction of the foreign court by voluntarily appearing in the proceedings, or (iv) if the defendant had before the proceedings agreed in respect of the subject matter of the proceedings to submit to the jurisdiction of the foreign court) and which is conclusive, for a liquidated sum not in respect of penalties or taxes or a fine or similar fiscal or revenue obligation, and which was neither obtained in a manner, nor is of a kind enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

(xix) It is not necessary or advisable under the laws of the Cayman Islands that any of this Agreement and the Deposit Agreement or any document relating thereto be registered or recorded in any public office or elsewhere in the Cayman Islands in order to ensure the validity, effectiveness or enforceability or admissibility in evidence of any of this Agreement and the Deposit Agreement.

(xx) It is not necessary under the laws of the Cayman Islands (i) in order to enable any party to this Agreement and the Deposit Agreement, including the Underwriters (as defined in the Underwriting Agreement), to enforce their rights under this Agreement and the Deposit Agreement or (ii) solely by reason of the execution, delivery, performance and enforcement of this Agreement and the Deposit Agreement that any party to this Agreement and the Deposit Agreement should be licensed, qualified or otherwise entitled to carry on business in the Cayman Islands or any other political subdivision thereof. Neither the Underwriters nor the Depositary would be deemed resident, domiciled or carrying on a business in the Cayman Islands solely by reason of the execution, delivery, performance or enforcement of this Agreement or the Deposit Agreement.

(xxi) The Company is subject to civil and commercial law with respect to its obligations under this Agreement and the Deposit Agreement and neither the Company nor any of its assets is entitled to immunity from suit or enforcement of a judgment on the grounds of sovereignty or otherwise in the courts of the Cayman Islands in proceedings against the Company in respect of any obligations under this Agreement and the Deposit Agreement, which obligations constitute private and commercial acts rather than governmental or public acts.

(xxii) Based solely upon our examination of the Cause List and the Register of Writs and other Originating Process of the Grand Court of the Cayman Islands conducted on                     , 2005, we confirm that there are no actions, suits or proceedings pending against the Company before the Grand Court of the Cayman Islands and no steps have been, or are being, taken to compulsorily wind up the Company and based solely upon our examination of the records of the Company referred to in this opinion no resolution voluntarily to wind up the Company has been adopted by its members.

(xxiii) A judgment of a court in the Cayman Islands may be expressed in a currency other than Cayman Islands dollars.

(xxiv) We have reviewed the Register of Members of the Company. As of the date hereof there are no entries or notations indicating any third party interests, including any security interest, on the Register of Members of the Company.

(xxv) The form of certificate used to evidence the Ordinary Shares complies in all material respects with applicable statutory requirements of the Cayman Islands and the Memorandum and Articles of Association.

(xxvi) There are no foreign exchange controls or foreign exchange regulations under the currently applicable laws of the Cayman Islands.

(xxvii) There are no restrictions under Cayman Islands law which would prevent the Company from paying dividends to shareholders in U.S. Dollars or any other currency, nor is it necessary under the laws of the Cayman Islands that any of this Agreement and the Deposit Agreement or any document relating thereto be registered or recorded in any public office or elsewhere in the Cayman Islands in order for the Company to pay dividends to shareholders in U.S. Dollars or any other currency.

(c) The Company shall furnish to you at the time of purchase and at each additional time of purchase, if any, an opinion of Guantao Law Firm, PRC counsel for the Company, addressed to the Underwriters, and dated such time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters, stating that:

(i) YDME has been duly incorporated and is validly existing as a wholly foreign owned enterprise with legal person status and in good standing under the laws of the PRC with full legal right, power and authority (corporate and other) to own, use, lease and operate its assets and to conduct its business in the manner presently conducted and as described in the Registration Statement and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which it owns or uses or leases properties or conducts any business, or in which such qualification is required, except where the failure to be so qualified and in good standing in such other jurisdiction would not, individually or in the aggregate, have a Material Adverse Effect; the Articles of Association, the business license and other constituent documents of YDME, comply with the requirements of applicable PRC law and are in full force and effect.

(ii) The entering into, and the consummation of the transactions contemplated in the relevant documents in connection with the Restructuring Documents constitute legal, valid and binding obligations of all the parties therein, enforceable against all the parties therein, in accordance with their terms; all necessary steps for transactions contemplated in the Restructuring Documents have being taken and all consents required from respective parties have been obtained and are in full force and effect; all governmental approvals, consents, registrations, filings and all necessary steps required in the PRC for the transactions contemplated in the Restructuring Documents have been obtained, made and taken and are in full force and effect.

(iii) All of the equity interest in YDME have been duly authorized and validly issued, are fully paid and non-assessable and are legally owned by the Company, free and clear of all liens, charges, restrictions upon voting or transfer or any other encumbrances, equities or claims; YDME has obtained all approvals, authorizations, consents and orders, and has made all filings, which are required under PRC law and regulations for the ownership interest by the Company of its equity interest in YDME; there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, nor any agreements or other obligations to issue or other rights to convert any obligation into, any equity interest in YDME.

(iv) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement and the consummation by the Company of the transactions contemplated herein and therein, and the conduct of the business and operations of the Company and its Subsidiaries as described in the Registration Statement and in the Prospectus, including the issue and sale of the Ordinary Shares and the Offered ADSs under this Agreement and the Deposit Agreement, and the compliance by the Company with all of the provisions of this Agreement and the Deposit Agreement (A) do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which YDME is a party or by which YDME is bound or to which any of the properties or assets of YDME is bound or to which any of the properties or assets of YDME is subject, (B) do not and will not result in any violation of the provisions of the Articles of Association, business licenses or any other constituent documents of YDME, (C) do not and will not result in any violation of any provision of PRC law or statute or any PRC regulation, and (D) do not and will not result in a violation of any order, rule or regulation of any governmental or regulatory agency or any court in the PRC.

(v) No approvals, authorization, consent or order of, no filing with and no exemption or waiver by (“Governmental Authorizations”) any governmental or regulatory agency or any court in the PRC (“Governmental Agencies”) is required for (A) the issue and sale of the Offered ADSs and the Ordinary Shares represented thereof at such Closing Date to be sold by the Company under this Agreement, (B) the deposit of the Ordinary Shares represented by the Offered ADSs with the Depositary or its nominee, and (C) the consummation by the Company and the Depositary of the transactions contemplated by this Agreement and the Deposit Agreement, as applicable.

(vi) There are no reporting obligations under PRC law on non-PRC holders of the Offered ADSs or the Ordinary Shares.

(vii) As a matter of PRC law, no holder of the Offered ADSs or Ordinary Shares will be subject to any personal liability, or be subject to a requirement to be licensed or otherwise qualified to do business or be deemed domiciled or resident in the PRC, by virtue only of holding such Offered ADSs or Ordinary Shares. There are no limitations under PRC law on the rights of holders of the Offered ADSs or Ordinary Shares to hold, vote or transfer their securities nor any statutory pre-emptive rights or transfer restrictions applicable to the Ordinary Shares.

(viii) The application of the net proceeds to be received by the Company from the Offering as contemplated by the Prospectus, will not contravene any provision of applicable PRC law, rule or regulation, or the Articles of Association, other constitutive documents or the business license or other constitutive documents of YDME or contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument binding upon YDME, or any judgment, order or decree of any Governmental Agency in the PRC.

(ix) YDME has valid title to all of its properties and assets, in each case, free and clear of all liens, charges, encumbrances, equities, claims, defects, options or restrictions, except to the extent disclosed in the Prospectus; each lease agreement to which YDME is a party is legally executed; the leasehold interests of YDME are fully protected by the terms of the lease agreements, which are valid, binding and enforceable in accordance with their respective terms under PRC law; and, to the best of such counsel’s knowledge after due inquiry, neither the Company nor YDME own, operate, manage or have any other right or interest in any other material real property of any kind, except as described in the Prospectus.

(x) There are no outstanding guarantees or contingent payment obligations of YDME in respect of indebtedness of third parties except as disclosed in the Prospectus.

(xi) Neither the Company nor any Subsidiary is in breach or violation of or in default, as the case may be, under (A) its Articles of Association, business licenses or any other constituent documents, (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness governed by PRC laws, (C) any license, lease, contract or other agreement or instrument governed by PRC laws to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (D) any law, regulation or rule of the PRC, or any decree, judgment or order of any court in the PRC, applicable to the Company or any of the Subsidiaries (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under).

(xii) There are no legal, governmental, administrative or arbitrative proceedings before any court of the PRC or before or by any Governmental Agency pending or, to the best of such counsel’s knowledge after due inquiry, threatened against, or involving the properties or business of, the Company or YDME or to which any of the properties of the Company or YDME is subject which will have a Material Adverse Effect.

(xiii) The statements set forth (A) in the Prospectus under the captions “Prospectus summary”, “Risk factors”, “Dividend policy”, “The medical equipment and supplies industry in China”, “Related party transactions”, “Our business”, “Chinese government regulations”, “Management”, “Description of share capital”, “Selected consolidated financial data”, “Enforcement of civil liabilities” and “Taxation,” and (B) in “Consolidated financial statements” included in the Prospectus, in each case, insofar as such statements describe or summarize PRC legal or regulatory matters, or documents, agreements or proceedings governed by PRC law, are true and accurate, and fairly present or fairly summarize the PRC legal and regulatory matters, documents, agreements or proceedings referred to therein; and such statements do not contain any omission which cause them to be misleading in any material respect in light of the circumstances under which they were made.

(xiv) YDME is duly licensed to conduct its business under all applicable PRC laws and regulations, and has all other necessary licenses, consents, authorizations, approvals, orders, certificates and permits of and from, and has made all necessary declarations and filings with, all Governmental Agencies (A) to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, and (B) to use the proceeds to be received by the Company from the Offering, for the purposes set forth in, and in the manner contemplated by, the Prospectus; and such licenses, consents, authorizations, approvals, orders, certificates or permits contain no materially burdensome restrictions or conditions not described in the Prospectus; and to the best knowledge of such counsel after due inquiry, (a) none of the Governmental Agencies is considering modifying, suspending or revoking any such PRC licenses, consents, authorizations, approvals, orders, certificates or permits and (b) the Company and YDME are in compliance with the provisions of all such PRC licenses, consent, authorizations, approvals, orders, certificates or permits in all material respects.

(xv) Except as disclosed in the Registration Statement and the Prospectus, all dividends and other distributions declared and payable on the Company’s equity interest in YDME in Renminbi may under the current laws and regulations of PRC be payable in foreign currency and may be freely transferred out of the PRC, and all such dividends will not be subject to withholding or other taxes under the laws and regulations of PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC and may be paid without the necessity of obtaining any Government Authorization in the PRC.

(xvi) The submission of the Company to the non-exclusive jurisdiction of the courts in New York, the waiver by the Company of any objection to the venue of a proceeding in a New York Court, the waiver and agreement of the Company not to plead an inconvenient forum, and the agreement of the Company that this Agreement and the Deposit Agreement be construed in accordance with and governed by the laws of the State of New York will be recognized by PRC courts; service of process effected in the manner set forth in this Agreement will be effective to confer jurisdiction over the Subsidiaries, assets and property of the Company in the PRC, subject to compliance with relevant civil procedural requirements (which do not involve a re-examination of the merits of the claim) in the PRC; and any judgment obtained in a New York Court arising out of or in relation to the obligations of the Company under this Agreement and the Deposit Agreement will be recognized by PRC courts, subject to compliance with relevant civil procedural requirements (which do not involve a re-examination of the merits of the claim) in the PRC.

(xvii) The indemnification and contribution provisions set forth in this Agreement and the Deposit Agreement do not contravene the public policy or laws of the PRC, and insofar as matters of PRC law are concerned, constitute the legal, valid and binding obligations of the Company, enforceable in accordance with the terms therein, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights; each of this Agreement and the Deposit Agreement is in proper legal form under PRC law for the enforcement thereof against the Company, subject to compliance with relevant civil procedural requirements (which do not involve a re-examination of the merits of the claim in the PRC); and to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement and the Deposit Agreement in the PRC, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC or that any stamp or similar tax be paid on or in respect of any such document.

(xviii) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Company or any Subsidiary to the PRC government or any political subdivision or taxing authority thereof or therein in connection with (A) the creation, issuance, sale and delivery of the Offered ADSs and Ordinary Shares, (B) the sale and delivery by the Company of the Offered ADSs to or for the accounts of the Underwriters, (C) the execution, delivery and performance of this Agreement and the Deposit Agreement by the Company, or (D) the sale and delivery by the Underwriters of the Offered ADSs to the initial investors thereof in the manner contemplated in the Prospectus.

(xix) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters or the Depositary to the PRC government or any political subdivision or taxing authority thereof or therein in connection with (A) the creation, issuance, sale and delivery of the Offered ADSs and Ordinary Shares, (B) the deposit with the Depositary of Ordinary Shares by the Company pursuant to the Deposit Agreement against issuances of the Offered ADSs, (C) the sale and delivery by the Company of the Offered ADSs to or for the accounts of the several Underwriters in the manner contemplated in this Agreement and the Deposit Agreement, (D) the execution, delivery and performance of this Agreement and the Deposit Agreement by the Company or (E) the sale and delivery by the several Underwriters of the Offered ADSs, respectively, to the initial purchasers thereof in the manner contemplated in the Prospectus.

(xx) All matters of PRC law and practice relating to the Company, YDME and their respective businesses and other statements with respect to or involving PRC law set forth in the Prospectus are correctly set forth therein, and nothing has been omitted from such statements which would make the same misleading in any material respect.

(xxi) The entry into, and performance or enforcement of this Agreement and the Deposit Agreement in accordance with its respective terms will not subject any of the Underwriters or the Depositary to any requirement to be licensed or otherwise qualified to do business in the PRC, nor will any Underwriter or the Depositary be deemed to be resident, domiciled, carrying on business through an establishment or place in the PRC or in breach of any laws or regulations in the PRC by reason of entry into, performance or enforcement of this Agreement and the Deposit Agreement.

(xxii) The Depositary will not (absent negligence, bad faith or breach of contract and general principle of agency) be subject to any potential liability under PRC laws for taking any action contemplated in the Deposit Agreement.

(xxiii) Under the laws of the PRC, none of the Company or its Subsidiaries, or any of their respective properties, assets or revenues, is entitled to any right of immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any court in the PRC, service of process, attachment prior to or in aid of execution of judgment, or other legal process or proceeding for the granting of any relief or the enforcement of any judgment.

(xxiv) To the best knowledge of such counsel after due inquiry, each of the Company and YDME is currently in compliance with, and the issuance, sale and delivery of the Offered ADSs by the Company as described in the Prospectus will conflict with or result in a breach or violation of, the provisions of all applicable PRC law and the regulations.

(xxv) Each of the Material Contracts listed in Schedule C hereto has been duly authorized, executed and delivered by YDME, to the extent applicable, has taken all necessary corporate actions to authorize the performance thereof; YDME had the corporate power and capacity to enter into and to perform its obligations under such Material Contract; each of the Material Contracts to which or the YDME is a party constitutes a legal, valid and binding obligation of YDME, as the case may be, enforceable against YDME, as the case may be, in accordance with its terms; if applicable, such Material Contract has been properly transferred, amended or assigned such that YDME is the obligor and beneficiary under such Material Contract; such transfers, amendments or assignments were duly authorized, executed and delivered by the parties to the applicable Material Contract; all Governmental Authorizations required in the PRC for such transfers, amendments and assignments have been obtained and are in full force and effect; and all necessary steps for such transfers and assignments have been taken and all consents required from all counter parties to such contracts have been obtained and are in full force and effect.

(xxvi) YDME owns or has valid licenses in full force and effect or otherwise has the legal right to use, or can acquire on reasonable terms, trademarks, service marks and trade names currently employed by it in connection with the business currently operated by it; except as described in the Prospectus, to the knowledge of such counsel after due inquiry, YDME has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any Material Adverse Effect.

(xxvii) Nothing has come to such counsel’s attention that causes such counsel to believe that the Prospectus (except for financial statements included in the Prospectus, as to which such counsel need not express any belief), as of its date and as of the time of purchase and any additional time of purchase, contained or contains, as the case may be, any untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xxviii) The sections in the Prospectus that describe the patent rights, inventions, trade secrets, trademarks, service marks or other proprietary information or materials of the Company or its Subsidiaries in the PRC (the “PRC Intellectual Property”), to the extent that they constitute matters of law, summaries of legal matters or legal proceedings, or legal conclusions, have been reviewed by such counsel and are accurate and complete statements or summaries of the matters therein set forth, fairly represent the matters disclosed therein and do not omit to state a material fact or facts necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xxix) To the best of such counsel’s knowledge after due inquiry, the Patents (as defined in the Underwriting Agreement) include all issued patents and pending patent applications owned by YDME; YDME is the exclusive owner of all right, title and interest in and to the Patents, and the Company or YDME has a valid right to use the Patents as currently used or as currently contemplated to be used by the Company, in each case, as described in the Prospectus; all such Patents have been properly prepared as to form and have been assigned solely to YDME, which assignments are either recorded in and proclaimed by the State Intellectual Property Office of the People’s Republic of China and/or other relevant PRC intellectual property administrative authority (collectively, the “PRC Intellectual Property Authority”) or other foreign patent office, as applicable, or have been submitted for recording in the PRC Intellectual Property Authority or other foreign patent office, as applicable; and each such pending Patent is being diligently prosecuted by the Company or YDME; to the extent that a Patent was acquired by the Company or YDME pursuant to an assignment, such assignment is valid, binding and enforceable, and all PRC governmental approvals in respect of such assignment have been obtained and are in full force and effect, and we have no reason to believe that such assignment is invalid; the Patents have been duly maintained and are in full force and in effect; and none of the Patents has been adjudged invalid or unenforceable in whole or in part.

(xxx) To the best of such counsel’s knowledge after due inquiry, no legal or government proceedings, actions or claims have been asserted or are pending or threatened against the Company or YDME (i) based upon or challenging or seeking to deny or restrict the use by the Company or YDME of any of the Patents, (ii) alleging that any services provided by, processes used by, or products manufactured or sold by the Company or YDME infringe, misappropriate or violates any intellectual property right of any third party, (iii) alleging that an assignment to the Company or YDME of any Patent right is invalid, or (iv) or that otherwise relate to the PRC Intellectual Property.

(xxxi) To the best of such counsel’s knowledge after due inquiry, neither the Company nor YDME is infringing, misappropriating or violating any intellectual property right of any third party in the PRC; and no Patents is subject to any outstanding decree, order, injunction, judgment or ruling restricting the use of such Patent that would impair the validity or enforceability of such Patent.

(xxxii) To the best of such counsel’s knowledge after due inquiry, there is no existing PRC patent that would invalidate (a) the claims of any issued Patent or (b) any pending Patent if claims of such pending Patent was issued in substantially the same form as currently written; and such counsel is not aware of any material fact with respect to the patent applications of the Company presently on file that (a) would preclude the issuance of Patents with respect to such applications, or (b) would lead such counsel to conclude that such Patents, when issued, would not be valid and enforceable in accordance with applicable regulations.

(xxxiii) To the best of such counsel’s knowledge after due inquiry, no person or entity is engaging in any activity that infringes, misappropriates or violates the PRC Intellectual Property.

(xxxiv) Such counsel has no knowledge of any facts which would preclude the Company from having valid license rights or clear title to the patents referenced in the Registration Statement and the Prospectus. Such counsel has no knowledge that the Company lacks or will be unable to obtain any rights or licenses to use all PRC Intellectual Property as described in the Registration Statement and the Prospectus. Such counsel is not aware of any facts which form a basis for a finding of unenforceability or invalidity of any of the PRC Intellectual Property.

(xxxv) No security interests or other liens have been created with respect to any of the Patents.

In rendering such opinion, Guantao Law Firm may rely upon the opinion of Walkers referred to in Section 5(b) as all matters governed by Cayman Islands laws and the opinion of Latham & Watkins LLP referred to in Section 5(a) as all matters governed by United States federal and New York State laws.

(d) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Shearman & Sterling LLP, United States counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, covering such matters as the Underwriters may require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Shearman & Sterling LLP may rely as to all matters governed by Cayman Islands law upon the opinion of Walkers referred to in Section 5(b) above and all matters governed by PRC law upon the opinion of Guantao Law Firm referred to in Section 5(c) above and the opinion of Jingtian & Gongcheng referred to in Section 5(e) below.

(e) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Jingtian & Gongcheng, PRC counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, covering such matters as the Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(f) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Patterson, Belknap, Webb & Tyler LLP, United States counsel for the Depositary, to the effect that:

(i) The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and, assuming due authorization, execution and delivery thereof by the Company, constitutes a valid and binding agreement of the Depositary enforceable against the Depositary in accordance with its terms except (a) to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, and (2) general principles of equity (regardless of whether enforceability is considered a proceeding in law or in equity), and (b) rights to indemnity and contribution may be limited by United States federal or state securities laws or public policy.

(ii) The Depositary has full power and authority and legal right to execute and deliver the Deposit Agreement and to perform its obligations thereunder.

(iii) Upon execution and delivery by the Depositary of the ADRs evidencing the Offered ADSs against deposit of the Ordinary Shares in accordance with the provisions of the Deposit Agreement, the Offered ADSs will be validly issued and will entitle the holders of the Offered ADSs to the rights specified in those ADRs and in the Deposit Agreement.

(iv) The legal entity for the issuance of ADRs filed a registration statement for the Offered ADSs under the Act and the staff of the Commission has informed such counsel that the Registration Statement has been declared effective under the Act and, to the best of such counsel’s knowledge after due inquiry, no stop order suspending the effectiveness of the Registration Statement or the F-6 Registration Statement or any part thereof has been issued, instituted or are pending or contemplated under the Act, and the Registration Statement, the F-6 Registration Statement and each amendment as of their respective effective dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations.

(g) You shall have received from KPMG letters dated, respectively, the date of this Agreement, the time of purchase and each additional time of purchase, if any, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by the Representative.

(h) No Prospectus or amendment or supplement to the Registration Statement, the F-6 Registration Statement or the Prospectus shall have been filed to which you object in writing.

(i) The Registration Statement and the F-6 Registration Statement shall become effective not later than 5:30 P.M. New York City time, on the date of this Agreement and, if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement and any registration statement pursuant to Rule 462(b) under the Act required in connection with the offering and sale of the Offered ADSs shall have been filed and become effective no later than 10:00 p.m., New York City time, on the date of this Agreement.

(j) Prior to the time of purchase, and each additional time of purchase, if any, (i) no stop order with respect to the effectiveness of the Registration Statement or F-6 Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement, the F-6 Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(k) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, shall occur or become known.

(l) The Company will, at the time of purchase and at each additional time of purchase, if any, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer, dated as of the time of delivery, to the effect that (i) since the date of the Underwriting Agreement, there has been no event, change or development that has or is reasonably expected to have a Material Adverse Effect, (ii) the representations and warranties in Section 3 hereof are true and correct with the same force and effect as though expressly made at and as of such time of purchase, (iii) the Company has complied with all agreements and satisfied all conditions contained herein on its part to be performed or satisfied at or prior to such time of purchase, and (iv) each of the Registration Statements have become effective and, as of such time of purchase, no stop order suspending the effectiveness of any of the Registration Statements has been issued and no proceedings for that purpose have been instituted or are pending or, to such officers’ knowledge after due inquiry, are contemplated by the Commission.

(m) You shall have received signed Lock-up Agreements referred to in Section 3(w) hereof.

(n) The Offered ADSs shall have been approved for quotation on The Nasdaq National Market, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

(o) The Company and the Depositary shall have executed and delivered the Deposit Agreement, in form and substance satisfactory to the Underwriters, and the Deposit Agreement shall be in full force and effect.

(p) The Depositary shall have delivered to the Company (i) a letter confirming the furnishing of certain information about the Depositary for inclusion in the Registration Statement and the F-6 Registration Statement, and (ii) at the time of purchase or any additional time of purchase, certificates satisfactory to the Underwriters evidencing the deposit with the Depositary or its nominee of the Ordinary Shares being so deposited against issuance of ADRs evidencing the Offered ADSs to be delivered by the Company at such time of purchase or additional time of purchase, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such Offered ADSs pursuant to the Deposit Agreement.

(q) At or prior to the time of purchase, the NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(r) The Company shall have complied with the provisions of Section 4(b) hereof with respect to the furnishing of prospectuses to the Underwriters.

6. Effective Date of Agreement; Termination. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of UBS or any group of Underwriters (which may include UBS) which has agreed to purchase in the aggregate at least 50% of the Firm ADSs, if since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, (x) there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and YDME taken as a whole, which would, in UBS’ judgment or in the judgment of such group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered ADSs on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in UBS’ judgment or in the judgment of such group of Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered ADSs on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (z) there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If UBS or any group of Underwriters elects to terminate this Agreement as provided in this Section 6, the Company and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Offered ADSs as contemplated by this Agreement is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement or the Deposit Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(n), 8 and 12 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 8 hereof) or to one another hereunder, provided that the Company shall, upon the occurrence of any failure to complete the sale of the Offered ADSs, promptly (and, in any event, no later than 30 days) reimburse the Representative for all of the Representative’s travel expenses (including roadshow travel and accommodation expenses, if any) and other out of pocket expenses (including without limitation, printing, postage and telecommunication costs) incurred by the Representative in connection with the proposed offering and sale of the Offered ADSs, as well as fees and disbursements of international and PRC counsel to the Representative, provided further that the amount payable by the Company pursuant to this paragraph with respect to the fees and disbursements of international and PRC counsel to the Representative shall not exceed US$200,000.

7. Increase in Underwriters’ Commitments. Subject to Sections 5 and 6 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm ADSs to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 5 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 6 hereof) and if the number of Firm ADSs which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm ADSs, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm ADSs they are obligated to purchase pursuant to Section 1 hereof) the number of Firm ADSs agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Firm ADSs shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Firm ADSs shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm ADSs set opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm ADSs hereunder unless all of the Firm ADSs are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 7 with like effect as if such substituted Underwriter had originally been named in Schedule A.

If the aggregate number of Firm ADSs which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm ADSs which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm ADSs which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

8. Indemnity and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), the F-6 Registration Statement or the 8-A Registration Statement or any amendment thereof or in a Prospectus (the term Prospectus for the purpose of this Section 8 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement, F-6 Registration Statement or 8-A Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement, F-6 Registration Statement or 8-A Registration Statement or such Prospectus or necessary to make such information not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in such Registration Statement, the F-6 Registration Statement or the 8-A Registration Statement or any amendment thereof or such Prospectus provided, however, that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter who failed to deliver a Prospectus (as then amended or supplemented, provided by the Company to the Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured, as determined by a court of competent jurisdiction in a decision not subject to further appeal, in such Prospectus and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including but not limited to other liability under this Agreement.

If any action, suit or proceeding (each, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), the F-6 Registration Statement or the 8-A Registration Statement or any amendment thereof or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement, the F-6 Registration Statement or the 8-A Registration Statement or any amendment thereof or such Prospectus or necessary to make such information not misleading.

If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

(c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under subsections (a) and (b) of this Section 8 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Offered ADSs or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Offered ADSs. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered ADSs underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting commitments and not joint.

(e) The indemnity and contribution agreements contained in this Section 8 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers, or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Offered ADSs. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors, as the case may be, in connection with the issuance and sale of the Offered ADSs, or in connection with the Registration Statement, the F-6 Registration Statement or the Prospectus.

9. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS AG, 52/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong, Attention: Syndicate Department, and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at No. 24 Yong Chang North Road, Beijing Economic-Technological Development Area, Beijing 100176, China, Attention: the Chief Executive Officer.

10. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

11. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against UBS or any indemnified party. Each of UBS and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon it and may be enforced in any other courts to the jurisdiction of which it is or may be subject, by suit upon such judgment. The Company hereby appoints, without power of revocation, CT Corporation System (the “Authorized Agent”) at 111 Eighth Avenue, New York, New York 10011, as its agent to accept and acknowledge on its behalf service of any and all process which may be served in any action, proceeding or counterclaim in any way relating to or arising out of this Agreement.

12. Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (a) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (b) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

13. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and to the extent provided in Section 8 hereof the controlling persons, partners, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

14. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

15. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

If the foregoing correctly sets forth the understanding among the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement among the Company and the Underwriters, severally.

Very truly yours,

CHINA MEDICAL TECHNOLOGIES, INC.

By:
Name:
Title:

Accepted and agreed to as of the date first above written, on behalf of itself and the other several Underwriters named in Schedule B to this Agreement

UBS AG

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE A

Underwriter		Number of Firm ADSs
UBS AG

Total

SCHEDULE B

Name of Direct or Indirect Subsidiary	Percentage Beneficial Ownership of the Company	Jurisdiction of Incorporation
Beijing Yuande Bio-Medical Engineering Co., Ltd.	100%	P.R.C.

Yuande (USA) Corp.	100%	California, U.S.A.

SCHEDULE C

List of Material Contracts

1.	Stock Subscription and Purchase Agreement, dated as of September 23, 2002, among GE (China) Co., Ltd., Golden Meditech (BVI) Company Limited, Beijing Chengxuan Economic and Trade Co., Ltd., Beijing Boda Technology Investment and Development Co., Ltd., Beijing University People’s Hospital, Bi Xiaoqiong, He Shenxu, Bengbu Wanrong Equity Investment Advisory Co., Ltd., Beijing Dongfang Chuanzhi Science and Technology Development Co., Ltd. and Beijing Yuande Bio-Medical Engineering Co., Ltd.

2.	the Employment Agreements between the Company and the Senior Executive Officers of the Company.

3.	Acquisition Agreement regarding the ECLIA technology dated as of January 18, 2005 between Beijing Weixiao Biological Technology Development Co., Ltd. and Beijing Yuande Bio-Medical Engineering Co., Ltd.

4.	General Electric Ultrasound Equipment Supply Agreement, dated as of March 19, 2003 and the amendment agreement dated as of November 16, 2004, between Beijing Yuande Bio-Medical Engineering Co., Ltd. and GE (China) Co., Ltd.

5.	Service Agreement dated on April 1, 2004 between General Beijing Weixiao Biological Technology Development Co., Ltd. and Beijing Yuande Bio-Medical Engineering Co., Ltd.

6.	the Purchase Contracts between Beijing Yuande Bio-Medical Engineering Co., Ltd. and GE Medical Systems Trade and Development (Shanghai) Co., Ltd.

7.	Transfer Agreement dated November 18, 2000 for certain HIFU-related patents from (i) Beijing Bei Yi Medical Equipment Factory and (ii) Beijing Chengxuan Economy and Trade Co., Ltd. to YDME.

SCHEDULE D

List of Persons Subject to Lock-up

Directors and Officers

Xiaodong Wu

Minshi (Mike) Shen

Takyung (Sam) Tsang

Feng (Charles) Zhu

Shareholders

General Electric International Operations Company, Inc.

Golden Meditech (BVI) Company Ltd.

Green Wall Development Ltd.

Chengxuan International Limited

Asset Managers Group

Neon Liberty Group

Exhibit A

CHINA MEDICAL TECHNOLOGIES, INC

Ordinary Shares

(Par Value US$0.10 Per Share)

                    , 2005

UBS AG

As Representative of the several Underwriters

25th Floor, One Exchange Square

8 Connaught Place, Central

Hong Kong

Ladies and Gentlemen:

This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by China Medical Technologies, Inc. (the “Company”) and you, as Representative of the several Underwriters named therein, with respect to the public offering (the “Offering”) of American Depositary Shares (the “ADSs”) each representing 10 ordinary shares, par value US$0.10 per share, of the Company (the “Ordinary Shares”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that until the expiry of 180 days after the date of the final prospectus relating to the Offering (the “Lock-up Period”) the undersigned will not, without the prior written consent of UBS, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any ADSs or Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or warrants or other rights to purchase ADSs or Ordinary Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or warrants or other rights to purchase ADSs or Ordinary Shares, or any other Securities of the Company that are substantially similar to ADSs or Ordinary Shares, whether any such transaction is to be settled by delivery of ADSs, Ordinary Shares or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of, and sale to the Underwriters, of the Offered ADSs and the Ordinary Shares represented thereby pursuant to the Underwriting Agreement, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement, (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement or (d) any ADSs or Ordinary Shares acquired by the undersigned in the open market after completion of the Offering.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Ordinary Shares in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for a period of 180 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of UBS, make any demand for, or exercise any right with respect to, the registration of Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or warrants or other rights to purchase Ordinary Shares.

If:

(1) during the period commencing on the date that is 15 calendar days plus 3 business days before the last day of the Lock-up Period, and ending on the last day of the Lock-up Period, the Company issues a earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period,

the restrictions imposed by this section shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the issuance of the earnings release or the material news or material event occurs;

If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the time of purchase (as defined in the Underwriting Agreement), this Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name: